UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 9, 2008

Evolution Petroleum Corporation

(Exact name of registrant as specified in its charter)

001-32942

(Commission File Number)

Nevada	41-1781991
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

2500 City West Blvd., Suite 1300, Houston, Texas 77042

(Address of Principal Executive Offices)

(713) 935-0122

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (  see   General Instruction A.2. below):

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement

On December 11, 2008, the Board of Directors (the “Board”) of Evolution Petroleum Corporation (the “Company”) authorized an indemnification agreement between the Company and Kelly W. Loyd,  a new director of the Company, with an effective date of December 9, 2008. Mr. Loyd was elected as a director of the Company at its Annual Meeting of Stockholders on December 9, 2008. The Indemnification Agreement is the Company’s standard form of Indemnification Agreement, a copy of which was filed as Exhibit 10.1to the Company’s  Form 8-K, filed September 22, 2006, and is incorporated herein  by reference.

Generally, the Indemnification Agreement provides that the Company will indemnify the directors  and officers of the Company, including payment of expenses, against liabilities incurred in the performance of their duties to the fullest extent permitted by applicable law and the Company’s Articles of Incorporation and Bylaws, as amended.

The summary of the Indemnification Agreement described above is qualified in its entirety by reference to the form of Indemnification  Agreement previously filed by the Company with the Securities and Exchange Commission.

Item 9.01.  Financial Statements and Exhibits

(d)	Exhibits.

Exhibit No.	Description
Exhibit 10.1

Form of Indemnification Agreement between Evolution Petroleum Corporation. and each of its directors and officers. (Incorporated by reference to Exhibit 10.1of the Company’s Form 8-K, filed September 22, 2006)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Evolution Petroleum Corporation

Dated: December 11, 2008	By:	/s/ Sterling H. McDonald

Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description
Exhibit 10.1

Form of Indemnification Agreement between Evolution Petroleum Corporation. and each of its directors and officers. (Incorporated by reference to Exhibit 10.1 of the Company’s Form 8-K, filed September 22, 2006)